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                                   EXHIBIT 21
                 LIST OF SUBSIDIARIES OF WARRANTECH CORPORATION


1.       WARRANTECH CONSUMER PRODUCT SERVICES, INC.
                  a Connecticut corporation

2.       WCPS OF FLORIDA, INC.
                  a Florida corporation

3.       WARRANTECH AUTOMOTIVE, INC.
                  a Connecticut corporation

4.       WARRANTECH AUTOMOTIVE OF CALIFORNIA, INC.
                  a California corporation

5.       WARRANTECH AUTOMOTIVE RISK PURCHASING GROUP, INC.
                  a Michigan corporation

6.       WARRANTECH AUTOMOTIVE OF FLORIDA, INC.
                  a Florida corporation

7.       WARRANTECH DIRECT, INC.
                  a Texas corporation

8.       WARRANTECH (UK) LIMITED
                  a company incorporated in England

9.       WARRANTECH INTERNATIONAL, INC.
                  a Delaware corporation

10.      WCPS OF CANADA, INC.
                  a Connecticut corporation

11.      WARRANTECH AUTOMOTIVE OF CANADA, INC.
                  a Connecticut corporation

12.      WARRANTECH EUROPE PLC
                  a company incorporated in England

13.      WARRANTECH ADDITIVE, INC.
                  a Texas corporation

14.      WARRANTECH HOME SERVICE COMPANY
                  a Connecticut corporation

15.      WARRANTECH CARIBBEAN LTD
                  a company incorporated in the Cayman Islands

16.      WARRANTECH HOME ASSURANCE COMPANY
                  a Florida corporation

17.      WARRANTECH HELP DESK, INC.
                  a Delaware corporation

18.      WCPS DIRECT, INC.
                  a Texas corporation

19.      WHSC DIRECT, INC.
                  a Texas corporation

20.      WARRANTECH HOME ASSURANCE COMPANY
                  a Connecticut corporation

21.      WARRANTECH INTERNATIONAL de CHILE
                  a Chile corporation

22.      VEMECO, INC.
                  a Connecticut corporation


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